                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 BANKAMERICA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

[LOGO OF BANKAMERICA CORPORATION]

Richard M. Rosenberg
Chairman

                                                                 March 25, 1996

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of BankAmerica Corporation to be held at 2:00 p.m. (Pacific Savings Time) on Thursday, May 23, 1996, at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California.

  At this year's meeting, you are being asked to (i) elect directors and (ii) ratify the appointment of independent auditors. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describes these items. I urge you to read this information carefully.

  Your Board of Directors unanimously believes that the two items referred to above are in the best interests of BankAmerica Corporation and its shareholders, and accordingly recommends a vote FOR Item Nos. 1 and 2 on the enclosed proxy card.

  In addition to the formal business to be transacted, management will present a report on BankAmerica's operations and plans and will respond to comments and questions of general interest to shareholders.

  I hope many BankAmerica shareholders will find it convenient to be present at the meeting, and I look forward to greeting those able to attend.

  It is important that your shares be represented and voted whether or not you plan to be present. Therefore, please sign, date, and promptly mail the enclosed proxy in the return envelope provided.

  Thank you.

                                       Sincerely,

                                       RICHARD M. ROSENBERG

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

To the Holders of Common Stock  of BankAmerica Corporation:

  The Annual Meeting of Shareholders of BankAmerica Corporation (BAC) will be held at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California, 2:00 p.m. (Pacific Savings Time) on Thursday, May 23, 1996, for the following purposes:

  1. To elect 16 directors to serve until the 1997 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors;
     and

  3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 25, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders will be available at the meeting and for ten days prior to the meeting at Bank of America National Trust and Savings Association, Legal Department, 555 California Street, 8th Floor, San Francisco, California. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed with and on the date of this notice.

                                       By Order of the Board of Directors

                                       CHERYL SOROKIN

                                       Cheryl Sorokin
                                       Executive Vice President and Secretary

March 25, 1996


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

  PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN
                        THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Corporate Governance......................................................   1
  .  Board of Directors and Board Committees..............................   1
  .  Nominating Procedures for BAC's Board................................   3
  .  Director Remuneration, Stock Ownership Guidelines, Retirement and
     Attendance...........................................................   3
Executive Compensation, Benefits and Related Matters......................   6
  .  Report of the Executive Personnel and Compensation Committee.........   6
  .  Shareholder Return Performance Graph.................................  13
  .  Summary Compensation Table...........................................  14
  .  Option/SAR Grants in Last Fiscal Year................................  16
  .  Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal
       Year-End Options/SAR Values........................................  17
  .  Long-Term Incentive Plans--Awards in Last Fiscal Year................  17
  .  Pension Plans........................................................  18
  .  Termination of Employment Arrangements...............................  18
  .  Change in Control Arrangements.......................................  19
  .  Contracts with Executive Officers....................................  20
  .  Banking and Other Transactions.......................................  21
  .  Compensation Committee Interlocks and Insider Participation..........  21
  .  Certain Business Relationships and Legal Proceedings.................  21
Ownership of BAC Stock....................................................  22
  .  Security Ownership of Certain Beneficial Owners......................  22
  .  Compliance with Section 16(a) of the 1934 Act........................  23
Matters to Be Considered at the Meeting...................................  24
  .  Board Proposals:
     Item No. 1: Election of Directors....................................  24
     Item No. 2: Ratification of Appointment of Ernst & Young LLP as
                 Independent Auditors.....................................  29
Proxies and Voting at the Meeting.........................................  30
Other Matters.............................................................  31
  .  Other Business for Meeting...........................................  31
  .  Proxy Solicitation...................................................  31
  .  Annual Report on Form 10-K and Annual Report to Shareholders.........  31
  .  Submission of Shareholder Proposals for 1997 Meeting.................  31
  .  Your Vote Is Important...............................................  31

                                                   ----------------------------
                                                   MAILING DATE: MARCH 25, 1996
                                                   ----------------------------

                             CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board of Directors

The BAC board oversees the management of the business of BAC and its subsidiaries and determines overall corporate policies; it is also responsible for the declaration of dividends and appoints the chief executive officer and other BAC officers. The board held nine meetings in 1995, all of which were held jointly with the board of Bank of America National Trust and Savings Association (Bank), BAC's principal subsidiary. The board has adopted a set of corporate governance principles which state the board's view on the role of the board, board structure, committee meetings and other corporate governance issues. Highlights of some of the major points from the principles can be found on page 88 of the 1995 Annual Report to Shareholders. The complete text of the principles is available from the Corporate Secretary at the following address:

                          BankAmerica Corporation
                          Corporate Secretary's Office #13018
                          Bank of America Center
                          555 California Street
                          San Francisco, CA 94104

Board Committees

The standing committees of the BAC Board of Directors are the Auditing and Examining, Executive, Executive Personnel and Compensation, Nominating, and Public Policy. Membership as of the record date is listed below. No BAC officer or former officer was a member of these committees except for the Executive Committee. R.M. Rosenberg was appointed chairman of the Executive Committee in May, 1995 and on January 8, 1996 D.A. Coulter, who succeeded R.M. Rosenberg as Chief Executive Officer of BAC on January 1, 1996, was appointed a member of the Executive Committee.

     Auditing and                                             Executive Personnel
     Examining(/1/)             Executive                     and Compensation
     K. Feldstein, Chair        R.M. Rosenberg, Chair         P.M. Hawley, Chair
     A.F. Brimmer               J.F. Alibrandi                J.F. Alibrandi
     T.F. Crull                 P.B. Bedford                  P.B. Bedford
     I.E. Lozano, Jr.           D.A. Coulter                  T.F. Crull
     W.E. Massey                D.E. Guinn                    D.E. Guinn
                                P.M. Hawley                   A.M. Spence
     Nominating                 Public Policy
     J.F. Alibrandi, Chair      R.A. Clarke, Chair
     P.B. Bedford               P.B. Bedford
     R.A. Clarke                T.F. Crull
     F.L. Hope, Jr.             F.L. Hope, Jr.
                                J.M. Richman
                                A.M. Spence

The functions of each standing committee and the number of meetings held by each in 1995 follow.

--------
(1) G.E. Taylor, Jr., a former BAC officer, serves as a consultant to the committee.

Auditing and Examining Committee                             8 meetings in 1995

  . Monitors areas of significant risk, including credit risk, market risk, liquidity risk, cross border risk, operational risk, and compliance;

  . Monitors the adequacy of BAC's internal controls through reviewing reports of regulatory examinations of BAC and its subsidiaries, management letters, and other assessments of the adequacy of internal controls from the independent auditors and internal auditors, together with any proposed responses by management;

  . Reviews BAC's principal financial reports and significant accounting policy and reporting issues;

  . Annually reviews and approves the scope of the auditing and credit examination functions of BAC and monitors their performance;

  . Recommends to the board the firm to be employed by BAC as its independent auditors and monitors the firm's performance and independence;

  . Reviews reports related to the fiduciary activities of BAC's subsidiaries and makes recommendations to the board with respect to fiduciary activities of the subsidiaries based on those audit and examination reviews; and

  . Assists the board in meeting its fiduciary responsibilities with respect to certain employee benefit plans of BAC.

Executive Committee                                          5 meetings in 1995

  . Between meetings of the board, exercises all powers and authority of the board to manage BAC's business and affairs, except the appointment or removal of the chairman of the board or the president, dividend declarations, and certain other basic board duties specifically reserved to the full board in the By-laws.

Executive Personnel and Compensation Committee               8 meetings in 1995

  . Approves the compensation of BAC's executive officers, including salary and perquisites;

  . Administers BAC's short-term and long-term incentive plans and deferred compensation programs established for executive officers of BAC and its subsidiaries; and

  . Advises on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers of BAC and its subsidiaries.

Nominating Committee                                         5 meetings in 1995

  . Recommends candidates to fill vacancies on the board and a slate of directors for election at the Annual Meeting;

  . Evaluates the size and composition of the board, and recommends to the board criteria for selection of directors; and

  . Periodically reviews and makes recommendations to the board with respect to BAC's overall compensation program for directors.

Public Policy Committee                                      2 meetings in 1995

  . Identifies and monitors broad political, social and environmental trends that could affect BAC's or its subsidiaries' performance and the related interests of employees, shareholders and customers, and the general public;

  . Advises the board and management on long-range plans and programs for adjusting operations to those trends and issues;

  .  Provides Community Reinvestment Act (CRA) oversight;

  . Recommends to the board and management, as appropriate, action on specific public policy issues; and

  . Advises the board and management as to its evaluation of related policies, practices and procedures.

Actions taken by committees are reported to the board, usually at the board's next meeting.

NOMINATING PROCEDURES FOR BAC'S BOARD

Recommendations for new directors may be made to the Corporate Secretary. Recommendations should include detailed biographical information and the nominee's consent to serve. The Corporate Secretary will submit the recommendation to the Nominating Committee. The Nominating Committee reviews candidates to fill vacancies and recommends the slate for the next Annual Meeting to the Board of Directors. A candidate should show evidence of leadership in the candidate's field, have broad experience and the ability to exercise sound business judgment, and be willing to attend board and committee meetings. In selecting directors the board generally seeks a combination of active or former chief executive officers of major complex businesses, leading academics and entrepreneurs, including women and ethnic minority individuals.

Under BAC's By-laws, a shareholder of the company entitled to vote for the election of directors must give BAC's Corporate Secretary 30 to 60 days' prior notice if the shareholder wishes to nominate any person for election as a BAC director at the Annual Meeting. To be considered at BAC's 1996 meeting, the earliest date for receipt of notice was March 24, 1996 and the last day for receipt of notice is April 23, 1996. The address for mailing is listed on page
1. The notice must give the following information: with respect to each person the shareholder wishes to nominate, all information relating to the person required to be disclosed in solicitations of proxies for election pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (Securities Exchange Act); the name and address of the shareholder making the nomination, as they appear in BAC's stock records; and the class and number of shares of BAC stock the shareholder owns. Nominations for director may be made by shareholders at the Annual Meeting only after compliance with the procedure described above.

DIRECTOR REMUNERATION, STOCK OWNERSHIP GUIDELINES, RETIREMENT AND ATTENDANCE

Director Remuneration

Directors who are officers of BAC are compensated as officers and receive no additional compensation for their service as BAC directors. Non-officer directors receive compensation for their service in the form of an annual retainer and meeting fees, and until April 1, 1996, were entitled to payments following retirement under the BAC Retirement Plan for Non-officer Directors (Retirement Plan). (See "Retirement"--"Retirement Plan for Non-officer Directors and Termination of Retirement Plan" below.) Non-officer and officer directors are expected to meet board established guidelines for BAC stock ownership. (See "Retirement Ownership Guidelines" below.) Honorary directors are paid the same annual retainer and meeting fees in the amounts specified below for non-officer directors.

Retainer

Non-officer BAC and Bank directors receive a $35,000 annual combined retainer for service on the BAC and Bank boards. Fifty percent of this retainer must be deferred into restricted stock equivalent units under the BAC Deferred Compensation Plan for Directors (Deferred Compensation Plan for Directors). Amounts so deferred are converted into restricted stock equivalent units on the basis of the fair market value of BAC common stock at the time payment is deferred. The value of these restricted stock equivalent units fluctuates with changes in the market price of BAC common stock, thereby tying this portion of directors' compensation to changes in BAC's stock price. The Deferred Compensation Plan for Directors provides for dividend equivalent credits to be added to the restricted stock equivalent units as dividends are paid on BAC common stock. Directors may also elect to defer more than 50% of the retainer into restricted stock equivalent units or to defer up to 50% of the retainer into an interest bearing account. All deferred amounts are paid in cash following termination of service as a director or, at the director's option, upon retirement from the director's principal occupation if later than termination of board service. Directors may elect to be paid amounts due under the Deferred Compensation Plan for Directors in a lump sum or in a series of payments in each case commencing January 1 of the year immediately following either (i) the year a director retires from the board, or (ii) the later of the year a director retires from the board or retires from his or her principal occupation.

Committee Chairs receive an additional annual combined retainer for their service as BAC and Bank board committee chairs. The retainer for the Chair of the BAC and Bank Auditing and Examining Committees is $15,000 and the retainer for each of the other committee Chairs is $3,000. Members of the Auditing and Examining Committees other than the Chair also receive an additional combined retainer of $7,500 for their service on these committees.

Meeting Fees

Non-officer directors receive $1,200 for each day they attend a BAC or Bank board meeting, or for each day they attend a joint meeting of the BAC and Bank boards. Committee members receive $1,200 for each committee or joint committee meeting attended. Non-officer directors may also be paid the equivalent of a board meeting fee for attendance at certain qualifying business events as determined by the Chairman of the Board. Directors may elect to defer receipt of fees into a restricted stock equivalent unit account or an interest bearing cash account under the Deferred Compensation Plan for Directors. All directors are reimbursed for the expense of attending meetings.

Stock Ownership Guidelines

The board has adopted a BAC stock ownership guideline for non-officer directors of three times the annual retainer, to be achieved within five years of joining the board (for existing directors, five years from adoption of the guidelines in early 1995). The guideline may be met with either or both BAC common shares or restricted stock equivalent units under the Deferred Compensation Plan for Directors. All current non-officer directors except for two members have met the BAC stock ownership guideline for non-officer directors, based on BAC's closing stock price of $73.375 per share on March 15, 1996. Additionally, in 1994, the Executive Personnel and Compensation Committee adopted BAC stock ownership guidelines for executive officers and certain other senior management officers. (See "Executive Compensation, Benefits and Related Matters"--"Report of the Executive Personnel and Compensation Committee"--"Stock Ownership Guidelines" below.)

Retirement

Retirement Plan for Non-Officer Directors and Termination of Retirement Plan

In 1989, the board adopted the Retirement Plan. As part of BAC's annual review of corporate governance issues, the Board of Directors voluntarily resolved to eliminate the Retirement Plan effective March 31, 1996. The board made this decision based on the belief that a pension plan for directors was not currently needed for BAC to attract and retain excellent directors and that the termination could be accomplished in a manner consistent with the board's goal of continuing to align director compensation more closely with shareholder interests. The plan's elimination means that non-officer directors joining the board after March 31, 1996 will receive no retirement payments from BAC. Seven of the board's current directors, each of whom has less than ten years service on the board, automatically will have the present value of accrued benefits under the Retirement Plan converted to restricted stock equivalent units under the Deferred Compensation Plan for Directors. The remaining seven non-officer directors, each of whom has served on the BAC board for ten years or more, were given the option to elect to continue to be covered by the Retirement Plan, or to convert the present value of benefits accrued under the Retirement Plan into restricted stock equivalent units under the Deferred Compensation Plan for Directors. None of the current directors have elected to continue under the Retirement Plan. The present value of benefits accrued will be converted to restricted stock equivalent units under the Deferred Compensation Plan for Directors based on the average fair market value of BAC common stock during the first ten trading days of April, 1996. As described under "Director Remuneration"--"Retainer" above, the value of restricted stock equivalent units fluctuates with the fair market value of BAC common stock.

For all former non-officer directors who retired after the Plan's adoption in 1989 and prior to April 1, 1996, the Retirement Plan provides that directors who have at least ten years of service (or who reach the board's mandatory retirement age with at least five years of service) are entitled to receive an annual retirement payment for the lesser of ten years or the number of years the director served on the board. The annual payment is equal to the fixed amount of the annual board retainer in effect at the time of the director's retirement. Prior to August, 1994, the payment was equal to the annual board retainer from time to time in effect. The annual retirement payment is payable in quarterly installments.

Mandatory Retirement Policy

The Board of Directors has a mandatory retirement policy which provides that directors will not stand for election after reaching age 70 and an officer may not serve as a director after retirement from officer status, except that a retiring chief executive officer or chief executive officer who relinquishes the title in anticipation of retirement from officer status may continue to stand for election as a director after retirement until reaching the board's mandatory retirement age of 70.

Director Attendance

During 1995, the incumbent BAC directors attended the following percentages of meetings of the BAC board and board committees of which they were members:
J.F. Alibrandi, 93%; J.E. Barad, 50%; P.B. Bedford, 100%; A.F. Brimmer, 90%; R.A. Clarke, 100%; D.A. Coulter, 100%; T.F. Crull, 96%; K. Feldstein, 100%; D.E. Guinn, 96%; P.M. Hawley, 91%; F.L. Hope, Jr., 100%; I.E. Lozano, Jr., 95%; W.E. Massey, 90%; J.M. Richman, 100%; R.M. Rosenberg, 100%; A.M. Spence, 74%. J.E. Barad's attendance was affected by illnesses. In addition to attendance at board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with BAC executive officers and others regarding the business and affairs of BAC and its subsidiaries.

             EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

REPORT OF THE EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE

Responsibilities and Composition of the Committee

The Executive Personnel and Compensation Committee (Committee) is responsible for (i) establishing compensation programs for executive officers of BAC and its subsidiaries designed to attract, motivate and retain key executives responsible for the success of the corporation as a whole, (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of BAC and its shareholders, and (iii) determining the compensation of BAC's executive officers. The Committee also advises on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers of BAC and its subsidiaries. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of directors who have never served as officers of BAC.

Compensation Philosophy and Objectives

The Committee believes that BAC's executive officer compensation should be determined according to a competitive framework based on overall financial results, individual contributions, teamwork and business unit results that help build value for BAC's shareholders. Within this overall philosophy, the Committee's specific objectives are to:

  . Offer a total compensation program that takes into account the compensation practices and financial performance of the Peer Group (as defined below under "Compensation Components and Process").

  . Provide annual variable compensation awards that (i) take into account BAC's overall performance relative to corporate objectives and Peer Group performance and (ii) are based on individual contributions, teamwork and business unit results that help create value for BAC's shareholders.

  . Align the financial interests of executive officers with those of shareholders by providing significant equity-based long-term incentives.

  . Provide very limited use of special benefits and perquisites to assist BAC executives in fulfilling their responsibilities.

  . Emphasize performance-based and equity-based compensation as executive officer level increases. In particular, as officer level increases, the Committee (i) focuses more on overall BAC performance, teamwork, individual contributions and business unit results and less on Peer Group marketplace compensation comparisons, (ii) emphasizes variable, performance-based compensation versus fixed compensation, and (iii) provides a significantly greater proportion of total compensation which is equity-based. As a result, executive officers have a greater proportion of total compensation at risk, meaning that payment will vary depending upon overall BAC performance, teamwork and individual and business unit contributions.

Compensation Components and Process

There are three major components of BAC's executive officer compensation: (i) base salary, (ii) annual incentive awards and (iii) long-term incentive awards.

The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the Committee are the recommendations of the chief executive officer with respect to the compensation of BAC's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers.

In making compensation decisions, the Committee considers compensation practices and financial performance of the Peer Group (as defined in the next paragraph). This information provides guidance to the Committee, but the Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of Peer Group results. However, the Committee believes that compensation at or near the 50th percentile of the Peer Group for base salaries and at or near the 75th percentile for total cash compensation and long-term incentive awards is generally appropriate for the Committee to use as a framework for compensation decisions. The specified percentiles are considered on both an absolute basis and a size-adjusted basis (i.e., reflecting compensation levels that are commensurate with BAC's size relative to the sizes of the Peer Group companies). Specific compensation for individual officers will vary from these levels as the result of subjective factors considered by the Committee unrelated to compensation practices of the Peer Group. (See "Compensation Philosophy and Objectives" above.)

The Peer Group is comprised of companies that are among the 15 largest United States bank holding companies by asset size, including BAC (Peer Group). The Committee selects various groupings of these 15 companies as it deems appropriate for different compensation and financial performance comparisons. All 15 of these companies are included in the performance peer group (i.e., the companies covered by the Standard & Poor's (S&P) Bank Composite Index) used for the shareholder return performance graph set forth below.

In making compensation decisions, the Committee also from time to time receives assessments and advice regarding the compensation practices of BAC and others from independent compensation consultants.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All of the members of the Committee qualify as "outside directors."

By virtue of amendments to the Senior Management Incentive Plan (SMIP) approved by the shareholders at the 1994 Annual Meeting, the compensation paid under the SMIP will, in BAC's opinion, continue to be deductible. In addition, at the 1995 Annual Meeting, the shareholders approved an amendment to the 1992 Management Stock Plan (MSP), which enables the full amount of compensation resulting from the grant of options and stock appreciation rights under the MSP to continue to be deductible. All other forms of awards under the MSP must meet the general requirements described in the previous paragraph in order to avoid the deduction limitations of Section 162(m).

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee intends to establish executive officer compensation programs which will maximize BAC's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of BAC and its shareholders. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of BAC and its shareholders. In BAC's opinion, all payouts of compensation to executive officers in 1995, including payouts resulting from the 1995 vesting of awards made under the MSP, are fully deductible by BAC.

Continued Implementation of Changes in Compensation Amounts

Based on the Committee's (i) overall philosophy to pay executive officers according to a competitive framework and (ii) practice of paying executive officers according to the scope of their duties and responsibilities, in 1994 the Committee deemed it necessary to make changes in the amounts of all major components of executive compensation. At that time the Committee determined that it would be advisable to implement the necessary changes generally over a two-year period.

The Committee's determination in 1994 regarding the need for increased executive compensation was supported by findings of an independent compensation consulting firm retained by BAC. The competitive review performed by that firm in 1994 indicated that the compensation for the executive officers named in the Summary Compensation Table was significantly less than compensation levels deemed appropriate by the Committee when compared to Peer Group compensation levels both on a size-adjusted and an absolute basis. (See "Compensation Components and Process" above.) In 1995, that firm performed a new competitive review for purposes of assessing BAC's progress in achieving more appropriate compensation levels. The new competitive review showed that although progress had been made in achieving more appropriate compensation levels, particularly with respect to annual and long-term incentive compensation, BAC's executive compensation remained below levels deemed appropriate by the Committee when compared to Peer Group compensation levels.

In 1995, the Committee affirmed that increased executive compensation continued to be warranted in view of (i) this continuing competitive shortfall in BAC's executive compensation in relation to Peer Group compensation levels and (ii) the increase in the scope of BAC's executive officer management responsibilities as the result of the mergers of Security Pacific Corporation and Continental Bank Corporation into BAC and other acquisitions, and the related increased diversification of BAC's lines of business, products and geographic base.

Base Salary

Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account Peer Group compensation practices.

Annual Incentive Awards

Executive officers receive annual cash incentive awards under the SMIP. At the discretion of the Committee, awards may also be made in a combination of cash under the SMIP and restricted stock under the MSP.

At the 1994 Annual Meeting, the shareholders approved a formula for calculating the maximum amount of annual incentive awards payable to certain executive officers under the SMIP. The formula establishes a fixed percentage of adjusted income before tax expense (pre-tax income) as the maximum aggregate amount available to be paid to executive officers named in the Summary Compensation Table and certain other executive officers as annual incentive awards under the SMIP. The formula also sets the maximum percentage payable to any one executive officer at 0.20% of pre-tax income. Under the formula, pre-tax income is adjusted to exclude the effects of extraordinary items and the cumulative effect of certain accounting changes.

This fixed percentage will decrease to the extent BAC's return on average stockholders' equity in any given year falls below the target level set forth in the SMIP. The Committee does not have the authority to increase the percentage of pre-tax income available for aggregate or individual SMIP awards or to adjust the return on average stockholders' equity target level. The Committee does, however, have discretion to grant SMIP awards which are less than the amounts called for by the formula on an aggregate or individual basis, based on quantitative and qualitative factors which the Committee determines are appropriate. The Committee exercised this discretion for the 1995 awards.

Long-Term Incentive Awards

MSP Description, Process and Practice

The MSP authorizes the Committee to make grants of stock options, stock appreciation rights, restricted stock, restricted stock equivalent units and other stock-based awards. Stock option awards under the MSP cannot be issued with an exercise price below the market price of BAC common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any stock splits or conversions which would affect all shareholders. Stock-based awards are generally granted to executive officers on an annual basis. It has been the practice of the Committee to grant stock options to both executive officers and other members of senior management. The aggregate number of shares that may be granted to all plan participants in any one year is presently limited by the MSP to 1.5% of the number of BAC common shares outstanding as of the end of the previous year, plus any shares available for issuance but remaining unissued from the previous year.

In determining the size of each executive officer's stock option award made in August, 1995, the Committee considered the results of the competitive review performed in 1995 as it pertained to long-term incentive compensation and total compensation. (See the discussion of that competitive review under "Continued Implementation of Changes in Compensation" above.) The Committee also considered its objective of attaining long-term incentive compensation levels deemed appropriate by the Committee when compared to Peer Group compensation levels on a size-adjusted and an absolute basis. In addition, the Committee considered past stock option awards. The Committee also took into account the vesting prior to the August, 1995 stock option awards of the first installment of performance share units under the performance share program that was adopted in 1994. (The performance share program is discussed immediately below under "Performance Share Program.") In addition, the Committee took into account the chief executive officer's award recommendations for the other key executive officers.

Performance Share Program

  (a) Description

  The Committee approved a performance share program in 1994 covering nine executive officers, including those named in the Summary Compensation Table. Under the performance share program, which was adopted pursuant to the MSP, these nine executive officers received a grant on November 7, 1994 of an aggregate of 695,000 performance share units, each of which consists of 0.6 of a share of BAC restricted common stock and a cash component equal to 0.4 of the value of a share of BAC common stock on the date the unit vests. These specific performance share unit awards are deductible at the time of vesting pursuant to regulations adopted under Section 162(m) of the Internal Revenue Code.

  Under the performance share program, the vesting of the performance share units is based on BAC's common stock price performance over a maximum three-year period, with one-third of the units vesting upon the attainment of each of three respective target stock prices for 10 trading days in a period of 20 consecutive trading days. The target stock prices for the vesting of the three installments were set at $49.29, $56.69 and $65.19, respectively. Relative to the stock price on the award date, the attainment of each of the successive stock price targets represents a compound return of 15% to the shareholders and the attainment of all three stock price targets represents a total return to shareholders in excess of 52%.

  (b) Objectives

  The performance share program was adopted based on the following objectives:

  . To promote the creation of shareholder value by conditioning the vesting of performance share units upon actual increases in BAC's common stock price or superior relative total shareholder return;

  .  To attain more appropriate levels of long-term incentive awards;

  . To promote teamwork and a common focus among executives by making the vesting of performance share units dependent upon the effect of overall BAC performance on BAC's stock price, or total shareholder return, rather than upon individual and business unit contributions; and

  . To facilitate increased stock ownership by executive officers by including a cash component in each performance share unit that may be used to pay income taxes when the units vest, thereby enabling the executive officers to retain substantially all the stock underlying the units.

  (c) Vesting Experience

  On April 21, 1995 and September 14, 1995, the first target stock price and the second target stock price, respectively, were attained. Accordingly, the first and second installments of performance share units vested, resulting in payouts in 1995 consisting of the release of the restricted stock portions of such units and the payment of the cash portions of such units. The dollar values of the 1995 payouts for the officers named in the Summary Compensation Table are set forth under the "LTIP Payouts" column of that table. On February 13, 1996, the third and final target stock price was attained. Consequently, the final one-third of the performance share units vested, resulting in payouts in February, 1996 consisting of the release of the restricted stock portions of such units and the payment of the cash portions of such units.

  In October, 1995, after the vesting of the first two installments of performance share units, 20,000 performance share units were awarded to a tenth executive officer, Vice Chairman M.J. Murray. (See the table captioned "Long-Term Incentive Plans--Awards in Last Fiscal Year.") All of Mr. Murray's performance share units were subject to the same vesting requirements as the third and final installment of performance share units held by the other nine executive officers. Therefore, all of Mr. Murray's performance share units also vested in February, 1996.

  At the Annual Meeting held on May 25, 1995, BAC's shareholders approved material amendments to the MSP. Pursuant to a transition rule under Internal Revenue Code Section 162(m), once those amendments became effective on May 25, 1995, it became necessary for new awards of performance share units to be approved by BAC's shareholders in order for resulting payouts to constitute tax deductible performance-based compensation within the meaning of Section 162(m). (See "Policy on Deductibility of Compensation" above.) Although Mr. Murray's award of performance share units was made after the effective date of the MSP amendments, BAC determined that, consistent with its policy set forth under "Policy on Deductibility of Compensation," it would not seek shareholder approval of this single award because any nondeductible compensation would not be a material amount to BAC. Accordingly, if Mr. Murray is one of the five most highly compensated officers for 1996, the payout to him in 1996 resulting from the vesting of his performance share units will not be tax deductible to the extent that the payout, combined with any salary and other compensation that is not performance-based under Section 162(m), exceeds $1,000,000 for 1996.

  With respect to any of these executive officers who will be required to be named in the Summary Compensation Table in next year's proxy statement, the dollar value of the 1996 payouts will, as required by regulations of the Securities and Exchange Commission (SEC), be reported under the "LTIP Payouts" column of that table.

  Prior to the vesting of the performance share units, the executive officers received dividends and had voting rights with respect to the restricted stock component of such units.

Stock Ownership Guidelines

The Committee established stock ownership guidelines in 1994 for executive officers and certain other senior management officers as a way to help better align the financial interests of these officers with those of shareholders. These officers are expected to make continuing progress towards compliance with these guidelines during the three-year period that began on November 7, 1994 and generally to fully comply with these guidelines by November 7, 1997. These guidelines are as follows:

  .  Chief Executive Officer: 5 times base salary.

  . Eight other executive officers, including those other officers named in the Summary Compensation Table (other than R.M. Rosenberg and L.W. Coleman, who are no longer subject to these guidelines): 3 times base salary.

  . Certain other senior management officers (approximately 40 officers): 1 times base salary.

All officers subject to these guidelines have either met or are making substantial progress towards meeting these guidelines.

Chief Executive Officer Compensation

At the end of 1995, R.M. Rosenberg concluded his tenure as Chief Executive Officer of BAC. In evaluating the compensation of Mr. Rosenberg for services rendered in 1995, as Chairman of the Board as well as Chief Executive Officer of BAC, the Committee examined both quantitative and qualitative factors and discussed with each non-employee member of the board his or her evaluation of Mr. Rosenberg's performance based on such factors.

In looking at quantitative factors, the Committee reviewed BAC's 1995 financial results and compared them with those of the Peer Group and with BAC's financial results for 1994. The Committee reviewed BAC's record net earnings of $2.664 billion for 1995, an increase of 22% from 1994; BAC's two most important financial performance measures for 1995--earnings per share and return on average common shareholders' equity--and the attainment of significant increases of 21% and 138 basis points, respectively, in such measures from 1994; a 64% increase from 1994 in BAC's common stock price; total shareholders' return and return on average total assets, each of which increased; and other quantitative factors. In addition, the Committee took into account the continued difficult economic environment in California, BAC's principal geographic market. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

In addition to the above quantitative accomplishments, the Committee considered the following accomplishments that are qualitative in nature. The Committee recognized Mr. Rosenberg's continued leadership in positioning BAC strategically for future significant developments in the banking industry, such as his continued efforts with respect to the expansion of securities underwriting and distribution powers pursuant to Section 20 of the Glass-Steagall Act and with respect to interstate banking and alternative retail banking delivery systems, and in otherwise continuing to develop long-term strategies for BAC. The Committee also recognized Mr. Rosenberg's efforts in successfully directing the completion of the integration of Continental Bank Corporation operations into BAC. The Committee also recognized his leadership in relation to the placement of greater emphasis on the allocation of BAC's capital to businesses providing greater return to shareholders, resulting, among other things, in the substantial completion of the sale of BAC's institutional trust and securities services businesses. Further, the Committee acknowledged Mr. Rosenberg's continued leadership in community reinvestment and economic development activities as evidenced by the fact that all BAC subsidiary bank units received "satisfactory" or better Community Reinvestment Act (CRA) ratings, with six units having received "outstanding" CRA ratings, including BAC's principal subsidiary, Bank of America National Trust and Savings Association. In addition, the Committee recognized Mr. Rosenberg's leadership in causing BAC to play a significant role in developing new federal legislation in areas of importance to BAC, including securities litigation reform legislation. The Committee also acknowledged Mr. Rosenberg's contribution to the succession planning that was necessary to ensure an orderly transition following the selection of his successor as Chief Executive Officer and, despite the related management changes, the continuation of a cohesive and effective management team. The Committee also acknowledged his leadership in the expansion of BAC's operations, particularly in the western and midwestern United States and the diversification of BAC's earnings stream, thereby lowering BAC's exposure to regional economic downturns. In addition, the Committee recognized Mr. Rosenberg's leadership in building sufficient size and scale to enhance BAC's flexibility to take advantage of opportunities to grow earnings from within or by acquisition.

Based on the foregoing, the competitive review performed in 1995 (which is discussed above under "Continued Implementation of Changes in Compensation Amounts"), and the factors considered in determining the sizes of the stock option awards (which are discussed above under "Long-Term Incentive Awards"), the Committee made the following determinations with respect to Mr. Rosenberg's compensation for 1995. Effective August 1, 1995, Mr. Rosenberg's annual base salary was increased from $800,000 to $900,000. In addition, in January, 1996, the Committee approved a cash incentive award for 1995 of $3,700,000. This incentive compensation was awarded under the SMIP and, in BAC's opinion, is tax deductible. The 1995 annual incentive award constituted approximately 81% of Mr. Rosenberg's total salary and annual incentive compensation. In 1995, the Committee also authorized a grant to Mr. Rosenberg of a long-term incentive award in the form of options to acquire 175,000 shares of BAC common stock under the MSP. Unlike normal MSP awards, in which vesting is accelerated upon an officer's retirement, Mr. Rosenberg's 1995 stock option award does not permit the acceleration of vesting in the event of his retirement. (See the table captioned "Option/SAR Grants in Last Fiscal Year" and footnotes 1 and 2 thereto.)

The Committee's decisions relating to Mr. Rosenberg's compensation were ratified by the board.

The Committee also approved the compensation of BAC's other executive officers for 1995, following the principles and procedures outlined in this report.(/1/)

                                          EXECUTIVE PERSONNEL AND COMPENSATION
                                          COMMITTEE

                                          P. M. Hawley, Chair
                                          J. F. Alibrandi
                                          P. B. Bedford
                                          T. F. Crull
                                          D. E. Guinn
                                          A. M. Spence


--------
(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the SEC, neither the "Report of the Executive Personnel and Compensation Committee" nor the material under the caption "Shareholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by BAC under the Securities Exchange Act or the Securities Act of 1933, as amended.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on BAC common stock against the cumulative return on the S&P 500 Stock Index as well as the S&P Bank Composite Index for the five-year period from December 31, 1990 through December 31, 1995. The graph assumes that $100 was invested on December 31, 1990 in BAC common stock and the indices, and that all dividends were reinvested quarterly.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
                 BAC COMMON STOCK, S&P 500, S&P BANK COMPOSITE
                            (YEAR-END DECEMBER 31)


                       [PERFORMANCE GRAPH APPEARS HERE]




                           TOTAL SHAREHOLDER RETURN

Measurement Period                           S&P Bank
(Fiscal Year Covered)           S&P 500      Composite      BAC
---------------------           -------      ---------      -------
Measurement Pt- 12/31/1990      $100         $100           $100
FYE 12/31/1991                  $130.34      $152.76        $139.79
FYE 12/31/1992                  $140.25      $208.07        $186.54
FYE 12/31/1993                  $154.32      $230.54        $191.73
FYE 12/31/1994                  $156.42      $217.31        $169.61
FYE 12/31/1995                  $214.99      $343.32        $287.34

                          SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                     -----------------------------------------------------------------------------------
                                                                AWARDS            PAYOUTS
                                                       -----------------------------------
                                                        RESTRICTED   SECURITIES
                                                          STOCK      UNDERLYING     LTIP     ALL OTHER
  NAME AND PRINCIPAL            SALARY    BONUS          AWARD(S)    OPTIONS/SAR  PAYOUTS   COMPENSATION
   POSITION IN 1995       YEAR   ($)       ($)           ($)(/1/)        (#)      ($)(/2/)    ($)(/3/)
--------------------------------------------------------------------------------------------------------
  R.M. ROSENBERG          1995 $841,666 $3,700,000         -0-         175,000   $7,312,537  $  129,667
  Chairman and Chief      1994  741,667  2,400,000            (/1/)    150,000      -0-         438,018
  Executive Officer       1993  700,000  1,500,000         -0-         150,000      -0-         422,030
--------------------------------------------------------------------------------------------------------
  L.W. COLEMAN            1995  677,083  1,500,000(/4/)    -0-         100,000    4,021,912   5,095,583
  Vice Chairman of the    1994  537,500  1,212,500            (/1/)     85,000      -0-          55,900
  Board and Chief         1993  491,667    860,000         -0-          70,000      -0-          49,673
  Financial Officer(/4/)
--------------------------------------------------------------------------------------------------------
  D.A. COULTER            1995  530,985  1,250,000         -0-         125,000    2,193,750      64,049
  President               1994  341,667    750,000            (/1/)     45,000      -0-          36,333
                          1993  300,000    385,000         -0-          30,000      -0-          36,210
--------------------------------------------------------------------------------------------------------
  M.E. ROSSI              1995  490,833  1,000,000         -0-          60,000    2,193,750      47,633
  Vice Chairman           1994  340,000    700,000            (/1/)     45,000      -0-          34,600
                          1993  293,750    525,000         -0-          45,000      -0-           4,500
--------------------------------------------------------------------------------------------------------
  T.E. PETERSON           1995  537,500    850,000         -0-          60,000    2,193,750      45,500
  Vice Chairman           1994  425,000    600,000            (/1/)     50,000      -0-          36,000
                          1993  395,833    475,000         -0-          40,000      -0-          32,558
--------------------------------------------------------------------------------------------------------
  M.A. STEIN              1995  457,917    750,000         -0-          50,000    2,193,750      46,317
  Vice Chairman           1994  322,500    700,000            (/1/)     40,000      -0-          32,900
                          1993  287,500    500,000         -0-          40,000      -0-          27,579
--------------------------------------------------------------------------------------------------------
  M.J. MURRAY             1995  418,750    850,000            (/1/)     45,000      -0-          50,938
  Vice Chairman(/5/)

(1) No restricted stock was awarded in 1995 to the named executive officers other than the restricted stock portion of 20,000 performance share units awarded to Mr. Murray under BAC's performance share program. (That award is reported in the table captioned "Long-Term Incentive Plans--Awards in Last Fiscal Year.") The only restricted stock awarded in 1994 to the named executive officers consisted of (i) the restricted stock portion of performance share units awarded under the performance share program to such officers (other than Mr. Murray who was not an executive officer in 1994) and (ii) the restricted stock portion of an award made to Mr. Murray under a separate program for certain senior management officers below the executive officer level. (For a discussion of the performance share program see "Long-Term Incentive Awards--Performance Share Program" in the "Report of the Executive Personnel and Compensation Committee.") No restricted stock was awarded to the named executive officers in 1993.

    The dollar value of all shares of restricted stock held on December 31, 1995 was as follows, based on the number of shares of restricted stock multiplied by $64.75, the closing price of BAC common stock on that date: R.M. Rosenberg--65,000 shares ($4,208,750); L.W. Coleman--22,000 shares
    ($1,424,500); each of D.A. Coulter, M.E. Rossi, T.E. Peterson and M.A. Stein--12,000 shares ($777,000); and M.J. Murray--16,800 shares
    ($1,087,800). These shares of restricted stock consist of (i) the restricted stock portion of the performance share units awarded to Mr. Murray in 1995,
    (ii) the restricted stock portion of the third and final installment of performance share units awarded to the other named executive officers in 1994 (see footnote 2 below) and (iii) all other shares of restricted stock otherwise awarded to the named executive officers but not vested as of December 31, 1995. Dividends are paid on all shares of restricted stock.

(2) In 1995, two of three possible equal installments of performance share units vested. Such vesting resulted in payouts consisting of the release of the restricted stock portions of such units and the payment of the cash portions of such units. (See "Long-Term Incentive Awards--Performance Share Program--Vesting Experience" in the "Report of the Executive Personnel and Compensation Committee.") The payouts for the first installment of performance share units, which vested on April 21, 1995, were as follows, based on the BAC common stock price of $49.6875 on such vesting date: R.M. Rosenberg--40,000 shares ($1,987,500) and 26,667 cash-paid stock units ($1,325,017); L.W. Coleman--22,000 shares ($1,093,125)
    and 14,667 cash-paid stock units ($728,767); and each of D.A. Coulter, M.E. Rossi, T.E. Peterson and

    M.A. Stein--12,000 shares ($596,250) and 8,000 cash-paid stock units ($397,500). The payouts for the second installment of performance share units, which vested on September 14, 1995, were as follows, based on the BAC common stock price of $60.00 on such vesting date: R.M. Rosenberg--40,000 shares ($2,400,000) and 26,667 cash-paid stock units ($1,600,020); L.W.
    Coleman--22,000 shares ($1,320,000) and 14,667 cash-paid stock units ($880,020); and each of D.A. Coulter, M.E. Rossi, T.E. Peterson and M.A. Stein--12,000 shares ($720,000) and 8,000 cash-paid stock units ($480,000).
    The aggregate payout amount for each of these named executive officers, as shown in the table above, is the sum of his payout amounts for the first and second installments of performance share units. Mr. Murray did not hold any performance share units at the time of the vesting of the first and second installments of performance share units.

(3) The amounts shown consist of employer contributions to the BankAmerica 401(k) Investment Plan (formerly known as the BankAmerishare Plan), an employee savings plan, and supplemental retirement plans; in the case of Mr. Rosenberg for 1994 and 1993, the two required payments under his 1987 employment agreement; and in the case of Mr. Coleman for 1995, a payment of $5,020,000 under an agreement relating to his resignation (see "Termination of Employment Arrangements" below). For 1995, employer contributions to such 401(k) plan and supplemental retirement plans, respectively, for the following named executive officers were: R.M. Rosenberg--$6,000 and $123,667; L.W. Coleman--$6,000 and $69,583; D.A.
    Coulter--$7,500 and $56,549; M.E. Rossi--$6,000 and $41,633; T.E.
    Peterson--$6,000 and $39,500; M.A. Stein--$6,000 and $40,317; and M.J.
    Murray--$7,500 and $43,438.

(4) Mr. Coleman resigned as Vice Chairman of the Board and Chief Financial Officer effective December 1, 1995. Pursuant to an agreement relating to his resignation, he received, among other consideration, a payment of $1,500,000 in lieu of a bonus. (See "Termination of Employment Arrangements" below.)

(5) Mr. Murray became a BAC executive officer in October, 1995 and, in accordance with SEC regulations, information is provided only for 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
                  ----------------------------------------------------
                     NUMBER OF      % OF TOTAL
                     SECURITIES    OPTIONS/SARS                                 GRANT
                     UNDERLYING     GRANTED TO  EXERCISE OR                      DATE
                    OPTIONS/SARS   EMPLOYEES IN BASE PRICE  EXPIRATION         PRESENT
    NAME          GRANTED (#)(/1/) FISCAL YEAR    ($/SH)       DATE         VALUE ($)(/3/)
------------------------------------------------------------------------------------------
  R.M. Rosenberg       58,333          1.13%      $53.875             (/2/)   $  613,663
                      116,667          2.27%       53.875   01/01/2001(/2/)    1,519,004
------------------------------------------------------------------------------------------
  L.W. Coleman        100,000          1.95%       53.875   08/07/2005         1,165,000
------------------------------------------------------------------------------------------
  D.A. Coulter         60,000          1.17%       53.875   08/07/2005           699,000
                       40,000          0.78%       54.625   08/18/2005           476,800
                       25,000          0.49%       66.437   12/04/2005           342,250
------------------------------------------------------------------------------------------
  M.E. Rossi           60,000          1.17%       53.875   08/07/2005           699,000
------------------------------------------------------------------------------------------
  T.E. Peterson        60,000          1.17%       53.875   08/07/2005           699,000
------------------------------------------------------------------------------------------
  M.A. Stein           50,000          0.97%       53.875   08/07/2005           582,500
------------------------------------------------------------------------------------------
  M.J. Murray          15,000          0.29%       53.875   08/07/2005           174,750
                       30,000          0.58%       60.000   10/02/2005           384,300

(1) Options were granted to each of the named executive officers on August 7, 1995. Additional options were granted to Mr. Coulter on August 18, 1995 and December 4, 1995. Additional options were granted to Mr. Murray on October 2, 1995. Except for Mr. Rosenberg's options, one-third of the options granted become exercisable on each of the first, second and third anniversaries of the date of grant. One-third of Mr. Rosenberg's options are exercisable on the first anniversary of the date of grant and the remaining two-thirds become exercisable on January 1, 1998.

(2) The first one-third of Mr. Rosenberg's options that become exercisable on the first anniversary of the date of grant expires on the earlier of August 7, 2005 or the third anniversary of his retirement date. The remaining two-thirds expire on January 1, 2001.

(3) The estimated "grant date present values" of options granted in 1995 are based on a variation of the Black-Scholes option pricing model, a model that reflects certain arbitrary assumptions regarding variable factors such as interest rates, stock price volatility and dividend yield. Stock options have value only as a result of appreciation in the price of BAC common stock, which benefits all shareholders. If, at the time of exercise, the price of BAC common stock is the same as or lower than the option exercise price, there will be no gain to the option holder. For the purposes of establishing the "grant date present values" specified above, the model assumed: a return volatility of 33.6%, which reflects the monthly stock volatility for BAC and the Peer Group for the five years prior to the grant date, and a dividend yield of 3.44%, which reflects historical yields for BAC and the Peer Group. For all of the options, except Mr. Rosenberg's, the expected option term calculation was based on the historical distribution of options exercised and cancelled for the seven grants from 1982 through 1986. Mr. Rosenberg's expected option term was calculated on the assumption that his options will be exercised equally over the earliest remaining life of his options. Options values were computed for each term, using the zero coupon U.S. Treasury bond interest rate for that term, and a weighted options value was computed based on the historical proportion of options exercised and cancelled for each term. For the options whose expected term was based upon the 1982 to 1986 grant experience a cancellation factor of 10.6% was then applied, which adjusts for the proportion of options cancelled prior to being fully vested. No cancellation factor was assumed for Mr. Rosenberg's options.

    There are many methods of attributing hypothetical value to options. An alternative to the Black-Scholes model is to assume a fixed annual rate of stock price appreciation over the term of the option. Using this alternative and assuming that BAC's common stock price appreciated at 5% per year, compounded annually over the 10-year term of the options, the aggregate gain accruing to the named executive officers would be approximately $19.4 million. Assuming the same rate of appreciation, the gain to all shareholders would be approximately $12.4 billion (based on 367,447,202 shares outstanding at December 31, 1995). If the common stock price appreciated at a 10% annual rate, total gain for the named executive officers would be approximately $48.5 million, compared with a gain of over $31.6 billion for all shareholders. Thus, in each example, 99.85% of the hypothetical gain would be realized by other shareholders and 0.15% would accrue to the named executive officers.

    Neither the "grant date present values" shown in the table nor the price appreciation figures in this footnote should be considered predictions of future BAC stock prices.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                             NUMBER OF     NUMBER OF     VALUE OF
                                             SECURITIES   SECURITIES   UNEXERCISED    VALUE OF
                                             UNDERLYING   UNDERLYING     IN-THE-     UNEXERCISED
                                            UNEXERCISED   UNEXERCISED   MONEY(/2/)     IN-THE-
                                            OPTIONS/SARS OPTIONS/SARS  OPTIONS/SARS  MONEY(/2/)
                                             AT FISCAL     AT FISCAL    AT FISCAL   OPTIONS/SARS
                     SHARES                    YEAR-         YEAR-        YEAR-       AT FISCAL
                  ACQUIRED ON     VALUE     END(#)(/1/)   END(#)(/1/)  END($)(/1/)   YEAR-END($)
   NAME           EXERCISE (#) REALIZED ($) EXERCISABLE  UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------------------------------------------
  R.M. Rosenberg      -0-          $-0-       517,343       375,000    $17,871,860   $5,675,000
-------------------------------------------------------------------------------------------------
  L.W. Coleman        -0-           -0-       276,617       179,999      8,286,367    2,543,748
-------------------------------------------------------------------------------------------------
  D.A. Coulter        -0-           -0-       111,646       165,000      3,514,485    1,786,260
-------------------------------------------------------------------------------------------------
  M.E. Rossi          -0-           -0-       123,473       105,000      3,081,709    1,478,445
-------------------------------------------------------------------------------------------------
  T.E. Peterson       -0-           -0-        98,714       106,666      2,135,508    1,501,248
-------------------------------------------------------------------------------------------------
  M.A. Stein          -0-           -0-       121,808        89,999      3,183,125    1,277,488
-------------------------------------------------------------------------------------------------
  M.J. Murray         -0-           -0-       303,205        58,333     13,063,527      593,750

(1) Includes the value of dividend equivalent credits.

(2) In-the-money options are options for which the option exercise price (the fair market value on the date of grant) was lower than the market price of BAC common stock on December 31, 1995. The values in the last two columns have not been, and may never be, received by the officers. Actual gains, if any, on option exercises will depend on the value of BAC common stock on the exercise dates. Accordingly, there can be no assurance that the values shown in the last two columns will be realized. The closing price of BAC common stock on March 15, 1996 was $73.375.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                        NUMBER OF                              PERFORMANCE OR OTHER PERIOD
                             SHARES, UNITS OR OTHER RIGHTS (#)(/1/)              TO MATURATION OR PAYOUT
                   ------------------------------------------------------------------------------------------
                                                  COMPONENTS OF
                                                   PERFORMANCE
                                                SHARE UNITS(/1/)
                   ------------------------------------------------------------
                   PERFORMANCE              SHARES OF              CASH-
                   SHARE UNITS              RESTRICTED           PAID STOCK
   NAME              (#)(/1/)             STOCK(#)(/1/)        UNITS (#)(/1/)
-------------------------------------------------------------------------------------------------------------
  M. J. Murray       20,000                   12,000               8,000          10/02/95 to 11/07/97

(1) On October 2, 1995, Mr. Murray was awarded 20,000 performance share units in connection with his appointment as a BAC executive officer. No other performance share units were awarded in 1995. (Nine other executive officers were awarded performance share units in 1994, and two of three possible installments of those performance share units vested in 1995 before Mr. Murray became a BAC executive officer.) Each performance share unit consists of 0.6 of a share of BAC restricted common stock and 0.4 of a cash-paid stock unit (defined as a right to receive a cash payment equal to the value of a share of BAC common stock on the date the unit vests). (See "Long-Term Incentive Awards--Performance Share Program" in the "Report of the Executive Personnel and Compensation Committee" for a description of the material terms of the performance share units.) All of Mr. Murray's performance share units were subject to the same vesting requirement as the third and final installment of performance share units held by the other nine executive officers. Thus, all of Mr. Murray's performance share units vested upon the attainment in February, 1996 of the third and final target stock price.

    The performance share program provided an alternative non-stock price-based performance criterion for the vesting of performance share units (i.e., the attainment of a target ranking among Peer Group companies with respect to total shareholder return at the end of the performance period). However, no column has been included in the table above relating to that non-stock price-based performance criterion because of the satisfaction of the applicable stock price-based performance criterion in February, 1996.

    The number of shares of restricted stock underlying Mr. Murray's performance share units and their dollar value have been included in the December 31, 1995 restricted stock holdings set forth in the Summary Compensation Table under footnote 1 to the "Restricted Stock Award(s)" column because his performance share units had not vested as of that date.

PENSION PLANS

Pension benefits are paid to executive officers under the BankAmerica Pension Plan (formerly known as the BankAmeraccount Plan), a "cash balance" defined benefit pension plan, and the BankAmerica Supplemental Retirement Plan, which provides additional benefits equal to the employer-provided benefits that plan participants do not receive under the BankAmerica Pension Plan because of Internal Revenue Code limits. Effective January 1, 1996, participants in the plans accrue benefits equal to 7% of qualified earnings in excess of one-half of the Social Security wage base each year. (Participants receive contributions to the BankAmerica 401(k) Investment Plan on qualified earnings up to one-half of the Social Security wage base each year.) Qualified earnings include salary and most cash incentive and bonus payments. Participants' benefits are adjusted each year by an interest factor. Employees who accrued benefits under final average pay defined benefit plans which were converted to the cash balance plan also receive transition benefits. Estimated annual retirement benefits under the BankAmerica Pension and Supplemental Retirement Plans for the BAC executive officers named below at age 65 are as follows:

                                          AMOUNT OF
                           YEAR REACHING    LEVEL
      NAME                    AGE 65     ANNUITY(/1/)
     --------------------------------------------------
      R.M. Rosenberg(/2/)      1995        $91,009
     --------------------------------------------------
      L.W. Coleman(/3/)        2007         84,170
     --------------------------------------------------
      D.A. Coulter             2012        443,778
     --------------------------------------------------
      M.E. Rossi               2009        286,169
     --------------------------------------------------
      T.E. Peterson            2000         96,052
     --------------------------------------------------
      M.A. Stein               2005        174,196(/4/)
     --------------------------------------------------
      M.J. Murray              2009        401,786

(1) Except for Mr. Rosenberg and Mr. Coleman, the estimated annual retirement benefits shown assume annual bonuses equal to the average percentage bonus (as a percentage of year-end salary) received for the last three years, a 5% interest factor, retirement at age 65 and no increase in salary.

(2) Mr. Rosenberg reached age 65 in April, 1995. The level annuity calculated for Mr. Rosenberg is the actual amount that would have been available if he had retired on December 31, 1995. This table includes the pension payable under the Seafirst Corporation Retirement Plan, which merged into the BankAmerica Pension Plan on December 31, 1995. This table does not include certain supplemental pension payments to which Mr. Rosenberg is entitled. (See "Contracts with Executive Officers" below.) The amount of such supplemental pension payments would have increased the amount of the level annuity by $ 74,391 if Mr. Rosenberg had retired on December 31, 1995.

(3) The level annuity calculated for Mr. Coleman is calculated as of February 15, 1996, his last day of employment, and assumes a 5% interest factor and commencement of benefits at age 65.

(4) This table does not include certain supplemental pension payments to which Mr. Stein is entitled. (See "Contracts with Executive Officers" below.) The amount of such supplemental pension payments would increase the amount of the level annuity by $20,000.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

In December, 1995, BAC entered into an agreement with L. W. Coleman pursuant to which Mr. Coleman resigned all officer positions held by him as part of his employment with BAC and its subsidiaries, including his positions as Vice Chairman of the Board and Chief Financial Officer of BAC, effective December 1, 1995. Mr. Coleman separately resigned all his directorships with BAC and its subsidiaries, effective December 1, 1995. Under the agreement, however, Mr. Coleman remained a non-officer employee of BAC through February 15, 1996.

Under the agreement, Mr. Coleman continued to receive his monthly salary for the period through February 15, 1996. In addition, on January 2, 1996, Mr. Coleman received a payment of $1,500,000 in lieu of a Senior Management Incentive Plan bonus (In-Lieu Bonus Payment), as well as a lump sum separation payment of $4,995,000 (equivalent to approximately 2.5 times (i) his salary and (ii) the average of his bonus for 1994 and his In-Lieu Bonus Payment for 1995). The formula for determining the amount of this separation payment is generally consistent with the formula used for determining separation payments under the senior management severance programs established in connection with the mergers of Security Pacific Corporation and Continental Bank Corporation into BAC. Further, in February, 1996, BAC paid Mr. Coleman $25,000 to defray expenses for premiums for medical, dental, vision, life, long-term disability and accidental death and dismemberment insurance.

Under the agreement, all of Mr. Coleman's outstanding stock options and stock appreciation rights (SARs) vested as of February 16, 1996. All his options and SARs may be exercised during the three-year period after February 16, 1996, but in no event later than the expiration of the original option or SAR term. Further, in accordance with the terms of the agreement, Mr. Coleman retained the third and final installment of his performance share units, which vested on February 13, 1996. (See "Long-Term Incentive Awards--Performance Share Program" in the "Report of the Executive Personnel and Compensation Committee.") In addition, Mr. Coleman is entitled to executive outplacement consulting services, provided he begins using such services by August 15, 1996, and BAC's standard executive financial counseling services for 1996.

In consideration of BAC's obligations under the agreement, BAC obtained, in accordance with its standard severance pay practices, a release by Mr. Coleman of all claims against BAC and its subsidiaries. Mr. Coleman also agreed, among other things, that during the period through February 15, 1997, he would not, on his or anyone else's behalf, solicit for employment any employee within the BAC organization. Under the agreement, Mr. Coleman is also required to keep confidential all non-public information acquired while employed within the BAC organization.

CHANGE IN CONTROL ARRANGEMENTS

In August, 1995 and February, 1996, the BAC Board of Directors adopted amendments to the 1992 Management Stock Plan (MSP) and most of the other BAC stock plans providing that upon a "change in control" (as defined below) options would immediately vest and restricted stock would be immediately released. These amendments apply to all employees within the BAC organization who hold options and restricted stock, including the executive officers named in the Summary Compensation Table.

In February, 1996, the Board of Directors adopted a severance pay program which would be triggered by a change in control. The program covers approximately 885 senior officers, including nine executive officers (i.e., those named in the Summary Compensation Table (other than R.M. Rosenberg and L.W. Coleman) and four other executive officers). The program consists of (i) individual change in control agreements (Agreements) for the nine covered executive officers and approximately 40 other senior management officers and
(ii) a general change in control severance policy for all other covered officers.

The principal purposes of the severance pay program are as follows:

  . To help assure that executives give impartial consideration to evaluating and negotiating a potential business combination which is in the best interest of BAC's shareholders, but which may result in the loss of, or reduction in, the executive's job.

  . To make BAC's plans more competitive with severance plans of other financial institutions and Fortune 500 industrial and service companies to facilitate BAC's ability to attract, retain and motivate talented executives in a very uncertain, rapidly consolidating banking industry environment.

  . To provide security and ensure that key executives are retained during critical negotiations prior to and throughout the change in control.

  . To avoid the legal expense and reduce the management time associated with contested terminations, to allow for better forecasts of amounts due to executives terminated after a change in control, and to provide for a general release of legal claims associated with such terminations.

The benefits under the Agreements are triggered if, within one year following a change in control, a covered officer's employment is terminated without cause or the covered officer resigns for good reason (e.g., due to a substantial reduction in the covered officer's responsibilities, an assignment of such officer to responsibilities substantially inconsistent with such officer's former responsibilities, or a job relocation of more than 35 miles). In addition, benefits under the Agreements would, under certain circumstances, be triggered if a covered officer's employment ends in anticipation of a change in control.

Each Agreement is effective for two years commencing February 1, 1996, and will automatically be extended for additional one-year periods unless BAC gives a termination notice prior to the first anniversary or any subsequent anniversary of the Agreement.

Severance benefits payable to officers covered by Agreements are determined by multiplying base salary and a bonus component by 3 in the case of the nine executive officers and by 2 in the case of the other officers (although a multiplier of up to 3 may be used for some senior officers at the discretion of the chief executive officer). In addition, officers covered by Agreements are entitled to the following: a prorated bonus for the year of termination; a payment to compensate for the loss of employer contributions to medical and dental, long-term disability, life and accidental death and dismemberment insurance for the same number of years as the number used for the pay multiplier; a payment equal to the value, if any, of the covered officer's unvested benefits under BAC's retirement programs; outplacement assistance; and financial counseling services. The entitlement to severance benefits is, however, contingent upon the covered officers releasing all claims against BAC and its subsidiaries.

The general severance policy contains many of the same terms and conditions contained in the Agreements (such as the period in which the covered officers' employment must end to receive severance benefits, the definition of change in control and the requirement of a general release of claims by the covered officers). The general severance policy also contains provisions similar to those in the Agreements with respect to circumstances constituting termination for cause and resignation for good reason. The severance benefits payable under the severance policy are of the same nature as those payable under the Agreements, but the multiplier for severance pay is 1.5. Generally, BAC may cancel the severance policy prior to a change in control.

If a covered officer becomes subject to the 20% excise tax on excess parachute payments under Internal Revenue Code Section 4999, BAC will make an additional payment in an amount such that the officer will be in the same after-tax position as though the 20% excise tax had not been imposed.

Generally, a "change in control" will be deemed to have occurred in any of the following circumstances:

  . The acquisition by a third party of 20% or more of the outstanding shares of common stock of BAC.

  . A majority of the Board of Directors ceases to consist of the current board members or their nominees.

  . BAC shareholders own 70% or less of a newly-merged entity (except that for purposes of the acceleration of the vesting of options, or the release of restricted stock, awarded prior to February 5, 1996 under the MSP and most of the other BAC stock plans, the threshold is 80%).

  . A complete liquidation or dissolution of BAC.

CONTRACTS WITH EXECUTIVE OFFICERS

R.M. Rosenberg was formerly employed by Seafirst Corporation (Seafirst), a subsidiary of BAC that was merged into BAC as of December 31, 1995. BAC has agreed to make certain supplemental pension payments to R.M. Rosenberg as agreed to originally by Seafirst and R.M. Rosenberg on January 1, 1986 when he joined Seafirst. Under the supplemental pension agreement, R.M. Rosenberg is entitled to payments based on those to which he would have been entitled under the terms of the pension plan and defined contribution plan of Wells Fargo & Company, a former employer, as if he had remained employed with Wells Fargo & Company. These payments are in addition to the estimated payments set forth in the table under "Pension Plans" above.

M.A. Stein was formerly employed by PaineWebber, Inc. (PaineWebber). In 1990, BAC agreed to make certain supplemental pension payments to M.A. Stein as agreed to originally by PaineWebber and M.A. Stein. Under the supplemental pension agreement, M.A. Stein is entitled to payments based on those to which he would have been entitled under the terms of a retirement plan of PaineWebber, as if he had remained employed with PaineWebber. These payments are in addition to the estimated payments set forth in the table under "Pension Plans" above.

BANKING AND OTHER TRANSACTIONS

Directors and executive officers of BAC and their associates were customers of, and had ordinary business transactions with, BAC banks and their subsidiaries during 1995; additional transactions are expected. These transactions include deposits, repurchase agreements, other usual money market transactions, letters of credit, loans and commitments. Extension of credit by BAC banks and their subsidiaries to directors and executive officers and entities controlled by them are subject to limitations imposed by the Federal Reserve Board's Regulation O. Regulation O requires that such extensions of credit (i) be made on substantially the same terms (including interest rates and collateral) as, (ii) follow credit underwriting procedures not less stringent than, and (iii) not involve more than the normal risk of collectibility or present other unfavorable features in comparison with, terms prevailing for comparable transactions with unaffiliated persons having comparable credit and other characteristics. BAC believes that each such extension of credit by BAC banks and their subsidiaries, when made or renewed, complied with the requirements of Regulation O. From time to time loans are made to officers by a nonbank subsidiary not subject to Regulation O requirements. Such extensions of credit are made on terms not more favorable than those provided to other BAC employees under standard loan or relocation programs of the corporation. The percentage of BAC's stockholders' equity represented by all of these extensions of credit to directors and executive officers is not material and was less than 0.5% at December 31, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no compensation committee interlocks.

CERTAIN BUSINESS RELATIONSHIPS AND LEGAL PROCEEDINGS

P.B. Bedford, a director of BAC and the Bank, serves as chairman and chief executive officer of Bedford Property Investors, Inc., a California-based real estate investment trust (BPI). As of December 31, 1995, P.B. Bedford beneficially owned approximately 31% of BPI's capital. The Bank has a lending relationship with BPI. On September 14, 1995, the Bank entered into a $60,000,000 amended and restated credit agreement (Line of Credit) with BPI, which matures on September 1, 1998, and is secured by a collateral pool of real properties. The Line of Credit provides, that at the option of BPI, interest is paid to the Bank at either (i) the Reference Rate plus 50 basis points or (ii) the Offshore Rate plus 225 basis points (as both interest rate terms are defined in the Line of Credit). As of December 31, 1995, the amount outstanding on the Line of Credit was $43,250,000. In March, 1996, the Bank board approved a $40,000,000 increase in the existing Line of Credit, contingent upon a common stock offering by BPI. BPI also has three separate letters of credit (totaling $3,875,000) issued by the Bank in connection with the Line of Credit. During 1995, BPI made principal payments to the Bank of $26,250,000 on its Line of Credit and letters of credit. During this same period and in connection with its credit arrangements with the Bank, BPI made interest payments, and fee and other expense payments to the Bank of $1,282,946 and $536,146, respectively.

On June 8, 1994, Kingswood Realty Advisors, Inc. (Kingswood) filed a petition in the United States Bankruptcy for the Northern District of California for protection from its creditors under Chapter 11 of the United States Bankruptcy Code (Bankruptcy Code). On September 8, 1994, Kingswood converted its case to an action under Chapter 7 of the Bankruptcy Code. The Kingswood's case was closed and a final decree entered by the Court on February 21, 1996. P.B. Bedford, a director of BAC and the Bank, was president, director and sole shareholder of Kingswood. On August 31, 1993, Hope Design Group (Hope Design) filed a petition in the United States Bankruptcy Court for the Southern District of California for protection from its creditors under Chapter 7 of the Bankruptcy Code. The liquidation of the bankruptcy estate is ongoing. F.L. Hope, a director of BAC and the Bank, was chairman and 50% shareholder of Hope Design through January 14, 1993. Prior to Hope Design's bankruptcy, F.L. Hope resigned as chairman and sold his equity interest in the corporation. He has not been active in the management of Hope Design since January, 1987. BAC had no relationship with Kingswood or Hope Design other than BAC's relationship with P.B. Bedford and F.L. Hope as its directors.

                            OWNERSHIP OF BAC STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers Ownership of BAC Stock

Information concerning beneficial ownership of BAC's stock by directors and executive officers set forth in the table below is as of March 1, 1996. All current non-officer directors except for two members have met the BAC stock ownership guideline for non-officer directors, based on BAC's closing stock price of $73.375 per share on March 15, 1996. (See "Corporate Governance"-- "Director Remuneration, Stock Ownership Guidelines, Retirement and Attendance"--"Stock Ownership Guidelines" above for a description of these guidelines. Also see the BAC ownership guidelines for executive officers and certain other senior management officers under "Executive Compensation, Benefits and Related Matters"--"Report of the Executive Personnel and Compensation Committee"--"Stock Ownership Guidelines" above.) Shareholdings set forth below include shares of common stock beneficially owned (i.e. shares over which the owner had sole or shared voting or investment power), and (i) in the case of directors, restricted stock equivalent units and (ii) in the case of Messrs. Rosenberg and Coulter and the other executive officers, restricted stock, option shares and dividend equivalent credits which the owner has the right to acquire within sixty days after March 1, 1996 by exercise of any option, warrant or right, through conversion of any security; or by automatic termination or power of revocation of a trust, discretionary account or similar arrangement; or by the lapse of restrictions on shares of restricted stock. Except as set forth below, no director or officer reported ownership of any shares of any series of BAC's preferred stock. Each individual owns less than 1% of BAC common stock and each has sole investment or voting power with respect to the shares set forth in the table that follows unless otherwise noted:

                                              AGGREGATE NUMBER
                                                 OF SHARES
       NAME                                  BENEFICIALLY OWNED(/1/)
     ---------------------------------------------------------------
      DIRECTORS:
     ---------------------------------------------------------------
      J.F. Alibrandi                                           9,661
     ---------------------------------------------------------------
      J.E. Barad                                               2,066
     ---------------------------------------------------------------
      P.B. Bedford(/2/)                                        3,455
     ---------------------------------------------------------------
      A.F. Brimmer                                             1,465
     ---------------------------------------------------------------
      R.A. Clarke                                              3,619
     ---------------------------------------------------------------
      D.A. Coulter(/3/)                                      150,311
     ---------------------------------------------------------------
      T.F. Crull                                               7,487
     ---------------------------------------------------------------
      K. Feldstein(/4/)                                        4,455
     ---------------------------------------------------------------
      D.E. Guinn                                               6,846
     ---------------------------------------------------------------
      P.M. Hawley                                              4,905
     ---------------------------------------------------------------
      F.L. Hope, Jr.                                           4,050
     ---------------------------------------------------------------
      I.E. Lozano, Jr.                                         1,976
     ---------------------------------------------------------------
      W.E. Massey                                                458
     ---------------------------------------------------------------
      J.M. Richman                                             9,107
     ---------------------------------------------------------------
      R.M. Rosenberg(/3/)                                    639,241
     ---------------------------------------------------------------
      A.M. Spence                                              1,295
     ---------------------------------------------------------------
      S.D. Trujillo(/5/)                                         --
     ---------------------------------------------------------------
      OTHER NAMED EXECUTIVE OFFICERS:
     ---------------------------------------------------------------
      L.W. Coleman(/3/)                                      520,442
     ---------------------------------------------------------------
      M.J. Murray(/3/)                                       346,099
     ---------------------------------------------------------------
      T.E. Peterson(/3/)                                     144,090
     ---------------------------------------------------------------
      M.E. Rossi(/3/)                                        165,994
     ---------------------------------------------------------------
      M.A. Stein(/3/)                                        164,089
     ---------------------------------------------------------------
      ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (25
       PERSONS)(/6/)                                       2,650,646
     ---------------------------------------------------------------

                                            (FOOTNOTES ARE LISTED ON NEXT PAGE)

(1) For directors other than D.A. Coulter and R.M. Rosenberg, included in the amounts listed are each director's restricted stock equivalent units as follows: J.F. Alibrandi--3,695 units; J.E. Barad--1,066 units; P.B. Bedford--455 units; A.F. Brimmer--455 units; R.A. Clarke--455 units; T.F. Crull--3,562 units; K. Feldstein--455 units; D.E. Guinn--455 units; P.M. Hawley--905 units; F.L. Hope--455 units; I.E. Lozano--455 units; W.E. Massey--355 units; J.M. Richman--1,279 units; A.M. Spence--1,195 units. As described on pages 3 and 4 of this Proxy Statement, the value of the restricted stock equivalent units fluctuates with changes in the value of BAC common stock, although the value of the units is paid in cash following retirement.

(2) In addition, P.B. Bedford indirectly owns 2,000 shares of BAC common stock and 2,000 shares of BAC 8.16% Cumulative Preferred Stock, Series L, as to both of which he disclaims beneficial ownership.

(3) Includes BAC common stock shares held by executive officers (or a former executive officer in the case of L.W. Coleman) as follows: D.A. Coulter-- 38,564 shares; R.M. Rosenberg--121,507 shares; L.W. Coleman--63,728 shares; M.J. Murray--28,935 shares; T.E. Peterson--44,600 shares; M.E. Rossi--42,482 shares; M.A. Stein--41,603 shares.

    Includes restricted stock, option shares and dividend equivalent credits (all of which the owner has the right to exercise within sixty days), respectively, held by executive officers (or a former executive officer in the case of L.W. Coleman) as follows: D.A. Coulter--0, 106,000 and 5,646 shares; R.M. Rosenberg--0, 465,000 and 52,343 shares; L.W. Coleman--0, 435,000 and 21,616 shares; M.J. Murray--4,800, 303,205 and 0 shares; T.E.
    Peterson--0, 96,667 and 2,047 shares; M.E. Rossi--0, 117,999 and 5,474 shares; M.A. Stein--0, 115,001 and 6,807 shares.

    Also, includes shares held through the BankAmerica 401(k) Investment Plan or other comparable employee savings plan as follows: D.A. Coulter--101 shares; R.M. Rosenberg--391 shares; L.W. Coleman--98 shares; M.J. Murray--9,159 shares; T.E. Peterson--776 shares; M.E. Rossi--39 shares; M.A. Stein--678 shares.

(4) In addition, K. Feldstein indirectly owns 1,000 shares of BAC common stock, as to which she disclaims beneficial ownership.

(5) S.D. Trujillo is standing for election for the first time, to become a member of the BAC Board of Directors. (See "Matters to be Considered at the Meeting"--"Board Proposals--Item No. 1: Election of Directors" below.) S.D. Trujillo has indicated he plans to defer 100% of his director's compensation into restricted stock equivalent units.

(6) As a group, beneficially owns less than 1% of BAC common stock.

Certain Beneficial Owners of BAC Stock

Based on Schedule 13G filings as of December 31, 1995, BAC knows of no person who beneficially owned more than five percent of any class of BAC's voting securities as of March 1, 1996.

Based on BAC and certain BAC 401(k) plans' records as of January 31, 1996, a total of approximately 15.7 million shares of BAC common stock were held by active BAC employees, other than executive officers, either directly as record owners of shares or indirectly through BAC 401(k) plans. For information on BAC executive officers' stock ownership see the above table under "Ownership of BAC Stock"--"Security Ownership of Certain Beneficial Owners"--"Directors and Executive Officers Ownership of BAC Stock."

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act requires BAC's officers and directors, and persons who own more than ten percent of a registered class of BAC's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish BAC with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, BAC believes that, during 1995, all Section 16 filing requirements applicable to its officers and directors were complied with.

                    MATTERS TO BE CONSIDERED AT THE MEETING

BOARD PROPOSALS

ITEM NO. 1: Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN THIS
PROPOSAL

The Board of Directors' slate of directors is set forth below. Each of the nominees currently serves as a director and was elected by the shareholders at the 1995 Annual Meeting, except David A. Coulter, who was appointed by the board effective October 2, 1995, and Solomon D. Trujillo, who is standing for election for the first time. Persons elected at the meeting will hold office until the 1996 Annual Meeting of Shareholders or until earlier retirement, resignation or removal. Philip M. Hawley is not standing for reelection in accordance with the board's retirement policy.

The number of BAC common shares owned by each nominee, all as of March 1, 1996, is set forth in the above table under "Ownership of BAC Stock"-- "Security Ownership of Certain Beneficial Owners"--"Directors and Executive Officers Ownership of BAC Stock." As of that date, no director, nominee, or officer of BAC owned as much as 1% of BAC's outstanding common stock. BAC believes no one person "controls" its management policies, but under SEC interpretations one or more of BAC's directors and executive officers could be presumed to be "control" persons. In the event that any of the board's director nominees becomes unavailable to serve, proxies will be voted for the election of such other person as may be recommended by the Board of Directors or management. The board may also vote to reduce the number of directors to be elected. Certain information concerning the board nominees at March 1, 1996 follows:

                                      (1) PRINCIPAL OCCUPATION
                                      OF EMPLOYMENT
                                      (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE         AFFILIATION(S)             AGE  SINCE
               --------------         ------------------------   --- --------
[PHOTO OF      JOSEPH F. ALIBRANDI    (1) Mr. Alibrandi is        67   1992(/1/)
JOSEPH F.      Chairman of the Board, chairman of Whittaker
ALIBRANDI]     Whittaker Corporation  Corporation, a
                                      manufacturer of
                                      aerospace and
                                      communications products.
                                      In 1991, he assumed the
                                      additional post of
                                      chairman of
                                      BioWhittaker, Inc., a
                                      manufacturer of
                                      biotechnology products
                                      and a former subsidiary
                                      of Whittaker
                                      Corporation.
                                      (2) Director of
                                      Burlington Northern
                                      Santa Fe Corporation,
                                      Catellus Development
                                      Corporation and Jacobs
                                      Engineering Group, Inc.

--------
(1) Mr. Alibrandi served as a director of Security Pacific Corporation (SPC) from 1981 until 1992, when he became a BAC director.

                                         (1) PRINCIPAL OCCUPATION
                                         OF EMPLOYMENT
                                         (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE            AFFILATION(S)              AGE  SINCE
               --------------            ------------------------   --- --------
[PHOTO OF      JILL E. BARAD             (1) Ms. Barad is            44   1994
JILL E.        President and Chief       president, chief
BARAD]         Operating Officer,        operating officer and a
               Mattel, Inc.              director of Mattel,
                                         Inc., a major
                                         manufacturer and
                                         distributor of toy
                                         products. She served as
                                         president of Mattel,
                                         USA, from 1990 to 1992,
                                         before assuming her
                                         current position.
                                         (2) Director of
                                         Microsoft Corporation
                                         and Reebok International
                                         LTD.

[PHOTO OF      PETER B. BEDFORD          (1) Mr. Bedford is the      57   1987
PETER B.       Chairman of the Board and chairman of the board
BEDFORD]       Chief Executive Officer,  and chief executive
               Bedford Property          officer of Bedford
               Investors, Inc.           Property Investors,
                                         Inc., a California-based
                                         real estate investment
                                         trust. He is also the
                                         president of Bedford
                                         Properties Holdings,
                                         Ltd., a California-based
                                         real estate development
                                         and investment firm he
                                         founded in 1962.
                                         (2) Director of Bixby
                                         Ranch Company.

[PHOTO OF      ANDREW F. BRIMMER         (1) Dr. Brimmer heads       69   1976
ANDREW F.      President, Brimmer &      Brimmer & Company, Inc.,
BRIMMER]       Company, Inc.             a Washington, D.C.-based
                                         economic and financial
                                         consulting firm which he
                                         established in 1976.
                                         (2) Director of Airborne
                                         Freight Corporation,
                                         BlackRock Investment
                                         Income Trust (and other
                                         BlackRock funds), Carr
                                         Realty Corporation,
                                         E.I. duPont de Nemours
                                         and Company, Gannett
                                         Company, Inc., Navistar
                                         International
                                         Corporation and PHH
                                         Corporation.

[PHOTO OF      RICHARD A. CLARKE         (1) Before his              65   1990
RICHARD A.     Retired Chairman of the   retirement in 1995, Mr.
CLARKE]        Board and Chief Executive Clarke served as
               Officer, Pacific          chairman of the board of
               Gas and Electric Company  Pacific Gas and Electric
                                         Company, a San
                                         Francisco-based utility
                                         company. He assumed that
                                         post in 1986 after being
                                         named a director the
                                         prior year. He served as
                                         chief executive officer
                                         of the company from 1986
                                         until 1994.
                                         (2) Director of
                                         Consolidated
                                         Freightways, Inc.,
                                         Pacific Gas and Electric
                                         Company and Potlatch
                                         Corporation.

                                         (1) PRINCIPAL OCCUPATION
                                         OF EMPLOYMENT
                                         (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE            AFFILATION(S)              AGE   SINCE
               --------------            ------------------------   --- --------
[PHOTO OF      DAVID A. COULTER          (1) Mr. Coulter became      48      1995
DAVID A.       President and Chief       chief executive officer
COULTER]       Executive Officer,        of BAC and the Bank in
               BankAmerica Corporation   January, 1996. He became
               and Bank of America NT&SA president of BAC and the
                                         Bank in August, 1995,
                                         and a director in
                                         October, 1995.
                                         Immediately prior to his
                                         appointment as
                                         president, Mr. Coulter
                                         was vice chairman of BAC
                                         and the Bank, and his
                                         responsibilities
                                         encompassed the U.S.
                                         Corporate and
                                         International Banking
                                         Groups, which provide
                                         credit, trade finance,
                                         cash management,
                                         investment banking and
                                         capital-raising
                                         services, capital
                                         markets products, and
                                         financial advisory
                                         services to large
                                         domestic and foreign
                                         institutions.

[PHOTO OF      TIMM F. CRULL             (1) Mr. Crull served as     65 1992(/1/)
TIMM F.        Retired Chairman,         chairman of Nestle USA,
CRULL]         Nestle USA, Inc.          Inc., a processor of
                                         food and related
                                         products, until 1994. He
                                         assumed that post in
                                         1991, after having
                                         served since 1985 as
                                         president and chief
                                         executive officer of
                                         Carnation Company, a
                                         Nestle subsidiary. He
                                         also served as chief
                                         executive officer of
                                         Nestle USA, Inc. from
                                         1991 to early 1994.
                                         (2) Director of Dreyer's
                                         Grand Ice Cream, Inc.
                                         and Smart & Final Inc.

[PHOTO OF      KATHLEEN FELDSTEIN        (1) Dr. Feldstein is        55      1987
KATHLEEN       President,                president of Economics
FLEDSTEIN]     Economics Studies, Inc.   Studies, Inc., a
                                         Massachusetts-based
                                         private consulting firm.
                                         Her newspaper columns on
                                         economic affairs,
                                         written with her
                                         husband, Martin
                                         Feldstein, appear
                                         regularly in newspapers
                                         in the United States and
                                         abroad.
                                         (2) Director of
                                         Consolidated Rail
                                         Corporation, Digital
                                         Equipment Corporation
                                         and the John Hancock
                                         Mutual Life Insurance
                                         Company.

--------
(1) Mr. Crull served as a director of SPC from 1984 until 1992, when he became a BAC director.

                                            (1) PRINCIPAL OCCUPATION
                                            OF EMPLOYMENT
                                            (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE               AFFILATION                 AGE  SINCE
               --------------               ------------------------   --- --------
[PHOTO OF      DONALD E. GUINN              (1) Mr. Guinn was           63   1992(/1/)
DONALD E.      Chairman Emeritus,           chairman of the board
GUINN]         Pacific Telesis Group        and chief executive
                                            officer of Pacific
                                            Telesis Group, a
                                            telecommunications
                                            holding company, before
                                            his retirement in 1988.
                                            (2) Director of Pacific
                                            Mutual Life Insurance
                                            Company and The Dial
                                            Corp.

[PHOTO OF      FRANK L. HOPE, JR.           (1) Mr. Hope was            65   1992(/2/)
FRANK L.       Consulting Architect         chairman of Hope Design
HOPE, JR.]                                  Group, an architectural
                                            and engineering firm,
                                            until 1993. He joined
                                            that firm in 1955 and
                                            was named chairman in
                                            1964.

[PHOTO OF      IGNACIO E. LOZANO, JR.       (1) Mr. Lozano is           69   1978
IGNACIO E.     Chairman, La Opinion         chairman of La Opinion,
LOZANO, JR.]                                a Spanish-language daily
                                            newspaper based in Los
                                            Angeles.
                                            (2) Director of Pacific
                                            Enterprises, Pacific
                                            Mutual Life Insurance
                                            Company and The Walt
                                            Disney Company.

[PHOTO OF      WALTER E. MASSEY             (1) In August, 1995, Dr.    57   1993
WALTER E.      President, Morehouse College Massey became president
MASSEY]                                     of Morehouse College.
                                            Before joining
                                            Morehouse, he was
                                            provost and senior vice
                                            president, academic
                                            affairs, University of
                                            California since 1993.
                                            He joined the University
                                            of California after
                                            serving for two years as
                                            director of the National
                                            Science Foundation, a
                                            federal agency that
                                            supports research and
                                            education in
                                            mathematics, science and
                                            engineering. Prior to
                                            that, he was vice
                                            president for research
                                            and professor of physics
                                            at the University of
                                            Chicago and director of
                                            that university's
                                            Argonne National
                                            Laboratory.
                                            (2) Director of Amoco
                                            Corporation and Motorola
                                            Inc.

--------
(1) Mr. Guinn served as a director of SPC from 1980 until 1992, when he became a BAC director.

(2) Mr. Hope served as a director of SPC from 1978 until 1992, when he became a BAC director.

                                      (1) PRINCIPAL OCCUPATION
                                      OF EMPLOYMENT
                                      (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE         AFFILATION                 AGE  SINCE
               --------------         ------------------------   --- --------
[PHOTO OF      JOHN M. RICHMAN        (1) Mr. Richman became      68   1994(/1/)
JOHN M.        Of Counsel,            of counsel to the law
RICHMAN]       Wachtell, Lipton,      firm of Wachtell,
               Rosen & Katz           Lipton, Rosen & Katz in
                                      1990, after retiring in
                                      1989 from the management
                                      of Philip Morris
                                      Companies, Inc. and
                                      Kraft General Foods,
                                      Inc., a subsidiary of
                                      Philip Morris. He had
                                      served as chairman and
                                      chief executive officer
                                      of Kraft, Inc. from 1979
                                      until its acquisition by
                                      Philip Morris in 1988.
                                      At that time, Mr.
                                      Richman became a vice
                                      chairman of Philip
                                      Morris and chairman and
                                      chief executive officer
                                      of Kraft General Foods,
                                      Inc.
                                      (2) Director of R.R.
                                      Donnelley & Sons Company
                                      and USX Corporation.

[PHOTO OF      RICHARD M. ROSENBERG   (1) Mr. Rosenberg became    65   1987
RICHARD M.     Chairman of the Board, chairman of BAC and the
ROSENBERG]     BankAmerica            Bank in 1990. Effective
               Corporation and        December 31, 1995, he
               Bank of America NT&SA  relinquished his
                                      position as chief
                                      executive officer of BAC
                                      and the Bank, which he
                                      held since 1990. He held
                                      the position of
                                      president of BAC and the
                                      Bank from February, 1990
                                      to April 1992, resumed
                                      that position in
                                      October, 1992, and
                                      relinquished that
                                      position in August,
                                      1995. He served as vice
                                      chairman of the board
                                      and a director of BAC
                                      and the Bank from 1987
                                      to February, 1990.
                                      Before joining BAC, Mr.
                                      Rosenberg served as
                                      president and chief
                                      operating officer of
                                      Seafirst Corporation and
                                      Seattle-First National
                                      Bank which he joined in
                                      1986.
                                      (2) Director of Airborne
                                      Freight Corporation,
                                      Northrop Corporation,
                                      Pacific Mutual Life
                                      Insurance Company,
                                      Pacific Telesis Group
                                      and Potlatch
                                      Corporation.

--------
(1) Mr. Richman served as a director of Continental Bank Corporation from 1980 until 1994, when he became a BAC director.

                                            (1) PRINCIPAL OCCUPATION
                                            OF EMPLOYMENT
                                            (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE               AFFILATION                 AGE  SINCE
               --------------               ------------------------   --- --------
[PHOTO OF      A. MICHAEL SPENCE            (1) Dr. Spence became       52   1990
A. MICHAEL     Dean of the Graduate School  dean of the graduate
SPENCE]        of Business,                 school of business at
               Stanford University          Stanford University in
                                            1990. Before joining
                                            Stanford, he was
                                            professor of Economics
                                            and Business
                                            Administration and dean
                                            of the Faculty of Arts
                                            and Sciences at Harvard
                                            University.
                                            (2) Director of General
                                            Mills Company, NIKE,
                                            Inc., Sun Microsystems
                                            Inc. and VeriFone Corp.

[PHOTO OF      SOLOMON D. TRUJILLO          (1) Mr. Trujillo became     44    --
SOLOMON D.     President and Chief          president and chief
TRUJILLO]      Executive Officer,           executive officer of US
               US West Communications Group West Communications
                                            Group, a provider of
                                            telecommunications
                                            services, in 1995. He
                                            held the position of
                                            president and chief
                                            executive officer of US
                                            West Marketing Resources
                                            Group from 1992 to 1995.
                                            He served as vice
                                            president and general
                                            manager of the Small
                                            Business Group of US
                                            West Communications
                                            Group from 1987 until
                                            1992.
                                            (2) Director of Dayton
                                            Hudson Corporation.

ITEM NO. 2: Ratification of Appointment of Ernst & Young LLP as Independent
            Auditors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

The board has appointed Ernst & Young LLP, Certified Public Accountants, as BAC's independent auditors for 1996. The appointment was recommended by BAC's Auditing and Examining Committee and is subject to shareholder ratification. The firm of Ernst & Young LLP or its predecessors has audited the accounts of BAC since 1970 and has offices in, or convenient to, most of the localities where BAC and its subsidiaries operate. Ernst & Young LLP performed audit services in connection with the examination of the financial statements of BAC and its subsidiaries for the year ended December 31, 1995. In addition, the firm rendered other audit services which included the review of financial statements and related information contained in various registration statements and filings with the SEC and limited reviews of financial statements and related information contained in quarterly reports provided to shareholders and the SEC.

  In the event the selection of Ernst & Young LLP as independent auditors is not ratified by the shareholders, the Auditing and Examining Committee will seek other independent auditors. Because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, it is likely that the appointment would stand for 1996 unless the board found other good reason for making a change sooner.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting and available to answer appropriate questions.

                       PROXIES AND VOTING AT THE MEETING

A simple majority of the votes present or represented by proxy will determine the listed items of business. Under Delaware law and BAC's Certificate of Incorporation and By-laws, the total number of votes cast "for" a proposal will determine whether the proposal is adopted. Abstentions are counted in determining the total number of votes cast. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast.

The board recommends a vote "FOR" Item Nos. 1 and 2, as discussed above. You have one vote for each common share registered in your name on BAC's books on March 25, 1996, at 5:00 p.m. (Pacific Standard Time). As of March 1, 1996, BAC had 365,938,037 common shares outstanding and entitled to vote.

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENVELOPE
PROVIDED.

You may revoke the board-solicited proxy before its exercise by delivering written notice at the address listed on page 1 or by submitting a subsequently dated proxy, or by attending the meeting and voting by ballot. Your proxy also governs the voting of shares held for your account under BAC's Shareholder Investment Plan.

The proxies will vote your shares according to your instructions marked in the appropriate spaces provided on the proxy card. If you return a properly signed and dated proxy card but do not mark any choices on any item, your shares will be voted in accordance with the recommendations of the Board of Directors as to such item, except as described below for participants in the BankAmerica 401(k) Investment Plan and the Seafirst Employee-Matched Savings Plan. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter that may be presented at the meeting.

The proxy card serves as a voting instruction to the trustee of the BankAmerica 401(k) Investment Plan for participants in the plan having shares allocated to their accounts, including shares from the Seafirst Employee Matched Savings Plan, which will be merged into the BankAmerica 401(k) Investment Plan effective April 1, 1996. If the plan shares are held in the same names as shares held directly by a shareholder, the proxy card represents the combined total of plan shares and shares held directly for the individual. Plan participants who wish to have their plan shares voted differently than their shares held directly may do so by so stating on the proxy card. The trustee of the plan will only vote those plan shares for which voting instructions are received. To protect the confidentiality of individual ballot selections of such plan participants, the transfer agent will tabulate these ballot selections and then report the results only in the aggregate to the plan trustees and BAC, respectively. Plan participants having questions regarding the voting of their plan shares should contact Employee Benefits Trust, Unit #9260, One South Van Ness Avenue, 2nd Floor, San Francisco, California 94103.

BAC has instituted use of a single proxy card for all shareholder voting. To protect the confidentiality of employee votes under employee benefit plans, BAC has directed its stock transfer agent to restrict BAC's access to proxy cards and ballots and to report voting results only in the aggregate. These directions apply in all circumstances with respect to employee votes and voting instructions. With respect to non-employee shareholders, the directions also apply except in cases of proxy contests, tender offers and other change of control situations.

Under BAC's By-laws, a shareholder must give BAC's Corporate Secretary 30 to 60 days' prior notice of any business the shareholder wishes to bring before the meeting for a vote. The earliest date for receipt of notice was March 24, 1996, and the last day for receipt of notice is April 23, 1996. The address to which such notice should be delivered is listed on page 1. The notice must give the following information with respect to any business the shareholder wishes to bring before the meeting: the name and address of the shareholder proposing the business, as they appear on BAC's stock records; the class and number of shares of BAC stock the shareholder owns; and any material interest of the shareholder in the business.

A report of the votes on matters considered at the meeting will be included in BAC's quarterly report on Form 10-Q for the second quarter of 1996.

                                 OTHER MATTERS

OTHER BUSINESS FOR MEETING

The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may properly come before the meeting in addition to the scheduled items of business. As of the printing of this notice of annual meeting of shareholders and proxy statement, the Board of Directors knows of no other matters to be presented for action at the meeting other than items listed on the proxy card. It is intended that proxies solicited by the board, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

PROXY SOLICITATION

The cost of proxy solicitation will be borne by BAC. In addition, BAC has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $20,000, plus out-of-pocket expenses. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of such materials. In addition, proxies may be solicited, without additional compensation, by directors, officers and other regular employees of BAC and its subsidiaries by telephone, telegraph or in person.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

BAC will provide, without charge, a copy of the BankAmerica Corporation Annual Report on Form 10-K for the year ended December 31, 1995, (including any financial statements and schedules, and a list describing any exhibits not contained therein) upon written request addressed to: Bank of America Corporate, Public Relations #13124, P.O. Box 37000, San Francisco, California 94137. The exhibits to the 10-K are available upon payment of charges which approximate BAC's cost of reproduction. BAC has provided a copy of its 1995 Annual Report to Shareholders to each person whose proxy is being solicited.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1997 MEETING

Proposals of shareholders for next year's Proxy Statement must be received on or before November 25, 1996. Proposals should be mailed to BankAmerica Corporation at the address listed on page 1.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the meeting. Please fill out, sign, date and return the accompanying proxy card in the envelope provided as soon as possible whether or not you plan to attend the meeting.

Dated: March 25, 1996

                                       By Order of the Board of Directors

                                       CHERYL SOROKIN

                                       Cheryl Sorokin
                                       Executive Vice President and Secretary

                            NOTICE TO SHAREHOLDERS

Information Online--Shareholders are invited to keep current on BAC online via the Internet. Visit BAC's home page on the World Wide Web
<http:/www.bankamerica.com> to view the latest information about the corporation and its products and services, or apply for a loan or credit card. Corporate disclosure documents filed with the Securities and Exchange Commission by BAC and other companies can be obtained from the SEC's home page on the World Wide Web <http:/www.sec.gov>.


                                [RECYCLED LOGO]

                           Printed on Recycled Paper

--------------------------------------------------------------------------------
                                                                [X]  Please mark
                                                                     your votes
                                                                     like this

--------------------------------------------------------------------------------
         The Board of Directors Recommends a Vote FOR Items 1 and 2
--------------------------------------------------------------------------------
                                                            WITHHELD     FOR ALL
                                                  FOR       FOR ALL      EXCEPT*
Item 1--Election of directors.                    [_]         [_]          [_]
Alibrandi; Barad; Bedford; Brimmer; Clarke;
Coulter; Crull; Feldstein; Guinn; Hope;
Lozano; Massey; Richman; Rosenberg;
Spence; Trujillo. To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.

*EXCEPTIONS:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                  FOR       AGAINST      ABSTAIN
Item No. 2--Ratification of appointment of        [_]         [_]          [_]
Ernst & Young LLP as independent auditors.


                                                   PROXY/VOTING INSTRUCTION CARD

I plan to attend the annual meeting; please send admittance ticket.          [_]

--------------------------------------------------------------------------------



Signature(s)                                            Date
            ------------------------------------------      --------------------
Please sign exactly as name(s) appear(s) hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate in signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign. Date and promptly return this card in the envelope provided.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                             [LOGO OF BANKAMERICA]

                        ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, MAY 23, 1996

                       2:00 P.M. (PACIFIC SAVINGS TIME)

                            NOB HILL MASONIC CENTER
                            1111 CALIFORNIA STREET
                           SAN FRANCISCO, CALIFORNIA

  If you plan to attend the Meeting, please mark the "I plan to attend the annual meeting" box above, and return it in the enclosed preaddressed return envelope. You will be mailed a ticket entitling admission for two people. If you desire additional tickets, please call BankAmerica's Shareholder Relations Department at (415) 622-3530. Please note the meeting is in San Francisco, California.

                            BANKAMERICA CORPORATION

                         PROXY/VOTING INSTRUCTION CARD

  I appoint David A. Coulter, Michael J. Halloran and Cheryl Sorokin, individually and together, proxies with full power of substitution, to vote all of my BankAmerica Corporation common stock at the Annual Meeting of Shareholders to be held at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California, on Thursday, May 23, 1996, at 2:00 p.m. (Pacific Savings Time) and at any adjournment or postponement of the meeting. In the absence of instructions from me my proxies will vote in accordance with the Directors' recommendations on the reverse side of this card. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

  This card also provides voting instructions to the trustee of the BankAmerica 401(k) Investment Plan for participants with shares allocated to their accounts, including shares from the Seafirst Employee Matched Savings Plan which will be merged into the BankAmerica 401(k) Investment Plan on April 1, 1996. The trustee will only vote those plan shares for which voting instructions are received.

  YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                             [LOGO OF BANKAMERICA]


  BankAmerica endeavors to reduce costs wherever possible. As part of our efforts to reduce costs and conserve resources, we have attempted to streamline the mailing of our Annual Report so that only one copy will be received by each shareholder household. You will continue to receive separate proxy statements and cards for each account. Please note that if you also have accounts with a broker or financial institution you will continue to receive an Annual Report and proxy materials for such accounts.

  Recycled paper is used for all the materials you received with this package, including the envelopes.

                                                      Printed on recycled paper
                                      [RECYCLED LOGO]